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                                                                     EXHIBIT 8.1


                   [JAFFE, RAITT, HEUER & WEISS LETTERHEAD]







                                August 20, 1997



Sun Communities Operating Limited Partnership
31700 Middlebelt Road, Suite 145
Farmington Hills, Michigan  48334

      Re: Prospectus Supplement, dated August 20, 1997, for Medium-Term Note Program of Sun Communities Operating Limited Partnership, a Michigan limited partnership (the "Company")

Gentlemen:

     We have acted as counsel for the Company in connection with the issuance and sale by the Company of up to $100,000,000 aggregate principal amount of the Company's Medium-Term Notes due nine months or more from date of issue (the "Notes"). In connection with the Prospectus Supplement to be filed by you on or about August 20, 1997 with the Securities and Exchange Commission, you have requested our opinion concerning the discussion in the Prospectus Supplement under the heading "FEDERAL INCOME TAX CONSIDERATIONS".

     In our capacity as legal counsel to the Company, we have examined and relied upon the following documents:

      1.   The joint registration statement of the Company and Sun
           Communities, Inc. on Form S-3, Registration No. 333-14595 (the "Registration Statement"), and the Prospectus constituting a part thereof, dated October 30, 1996, relating to the issuance from time to time of up to $500,000,000 aggregate principal amount of securities pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "1933 Act"); and

      2. The Prospectus Supplement, dated August 20, 1997, to the above-referenced Prospectus relating to the Notes and filed with the Securities and Exchange Commission pursuant to Rule 424 promulgated under the 1933 Act (the "Prospectus Supplement").

     You have requested our opinion regarding certain federal income tax matters in connection with the offering of the Notes. The terms of the Notes are described in the Prospectus Supplement.

     We are of the opinion that the discussion in the Prospectus Supplement under the heading "FEDERAL INCOME TAX CONSIDERATIONS" fairly summarizes the material Federal income tax considerations discussed in it.



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                   [JAFFE, RAITT, HEUER & WEISS LETTERHEAD]


Sun Communities Operating Limited Partnership
August 20, 1997
Page 2


     Other than as expressly stated above, we express no opinion on any issue relating to the Company.

     We hereby consent to the filing of this opinion as an exhibit on the Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission on or about August 20, 1997, and to the use of the name of our firm in the Prospectus Supplement under the caption "LEGAL MATTERS".





                               Very truly yours,

                          JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                              /s/ William E. Sider

                                William E. Sider